Exhibit 5.1

                    Opinion of Blank Rome Comisky & McCauley





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                                   Exhibit 5.1




                                                                October 24, 1997


Numerex Corp.
100 Four Falls Corporate Center
Route 23 & Woodmont Road
West Conshohocken, PA 19428-2961

         RE: Numerex Corp. Registration Statement on Form S-8
             -------------------------------------------------
Gentlemen:

         We have acted as counsel to Numerex Corp. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 810,000 shares of common stock, no par value per share (the "Common Stock"), by the Company pursuant to the Numerex Corp. Amended and Restated 1994 Stock Option Plan and Numerex Corp. Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (collectively, the "Plans"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company, when issued by the Company pursuant the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registrant Statement.

                                   Sincerely,



                                   /s/ BLANK ROME COMISKY & MCCAULEY
                                   ---------------------------------
                                   BLANK ROME COMISKY & MCCAULEY

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                                   EXHIBIT "A"

1. The Company's Amended and Restated Articles of Incorporation, as filed with the Secretary of the State of the Commonwealth of Pennsylvania.

2.    The Company's Amended and Restated Bylaws.

3.    The Company's minute book through the date hereof.

4.    The Company's Plans.